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                                                                     EXHIBIT 2.2

                                VOTING AGREEMENT


          THIS VOTING AGREEMENT dated as of August 21, 1994 (this "Agreement"), is entered into by and between Firstar Corporation ("Firstar"), a Wisconsin corporation, and ___________________ ("Stockholder").


                              W I T N E S S E T H :

          WHEREAS, as of the date hereof, Stockholder is the owner of certain shares of the common stock of Investors Bank Corp. ("Investors"), $.01 par value (Investors Common Stock");

          WHEREAS, Firstar is contemplating the acquisition of Investors by means of a merger (the "Merger") of Investors with and into Firstar Corporation of Minnesota ("Sub"), a Minnesota corporation and a wholly-owned subsidiary of Firstar, pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement") and a Plan of Merger, each dated of even date herewith (together, the "Merger Agreements");

          WHEREAS, Firstar is unwilling to expend the substantial time, effort and expense necessary to implement the proposed acquisition of Investors, including applying for and obtaining necessary approvals of federal banking and savings and loan institution authorities, unless Stockholder enters into this Agreement with Firstar; and

          WHEREAS, Stockholder believes it is in his best interest as well as the best interest of Investors for Firstar to consummate the Merger;

          NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained and as an inducement to Firstar to enter into the Merger Agreements, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. DEFINITIONS. All capitalized terms not otherwise defined herein are as defined in the Reorganization Agreement.

          2. REPRESENTATIONS AND WARRANTIES. Stockholder represents and warrants that as of the date hereof, Stockholder (a) owns beneficially the number of shares of Investors Common Stock set forth on the signature page hereto, all of which shares are free and clear of all liens, pledges, security interests, claims, encumbrances, options and agreements to sell or otherwise transfer, except as disclosed in the Investors Disclosure Letter or pledges pursuant to margin accounts; (b) has the sole voting power with respect to such shares; and (c) has the right to acquire (i) the number of shares of Investors Common Stock pursuant to Investors Stock Options set forth on the signature page hereto, (ii) the number of shares of Investors Common Stock pursuant to Investors Restricted Stock Award Agreements between him and Investors set forth on the signature page hereto, and (iii) the number of shares of Investors Common Stock pursuant to Investors Warrants he holds set forth on the signature page hereto.

          3. VOTING AGREEMENT. Stockholder shall vote all the shares of Investors Common Stock he now owns or hereafter acquires (the "Subject Shares") in favor of the Merger at the meeting of stockholders of Investors called for the purpose of approving the Merger. Stockholder shall not vote in favor of or consent to any acquisition of stock or all or substantially


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all of the assets of Investors by, or merger or consolidation of Investors with, any party other than Firstar, Sub or their affiliates, prior to the termination of this Agreement. Stockholder shall not sell, assign, pledge (or materially increase borrowings under any existing pledge) or otherwise transfer the Subject Shares prior to the termination of this Agreement unless adequate provision is made to assure that any Subject Shares remain subject to this Agreement. Stockholder authorizes Firstar to deliver a copy of this Agreement to Investors to provide notice to Investors of the foregoing restriction on transfer. At Firstar's request, Stockholder shall use his best efforts to cause the meeting of stockholders of Investors for the purpose of approving the Merger to be duly called and held.

          4. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Firstar any direct or indirect ownership or incidence of ownership of or with respect to any shares of Investors Common Stock. All rights to and ownership and economic benefits of the Subject Shares shall remain with and belong to Stockholder, and Firstar shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Investors or exercise any power or authority to direct Stockholder in the voting of any of the shares of Investors Common Stock, or the performance of his duties or responsibilities as a stockholder of Investors, except as otherwise expressly provided herein.

          5. EVALUATION OF INVESTMENT. Stockholder, by reason of his knowledge and experience in financial and business matters and through serving as an officer or director of a financial institution, believes himself capable of evaluating the merits and risks of the investment in common stock of Firstar, $1.25 par value ("Firstar Common Stock"), contemplated by the Merger Agreements.

          6. DOCUMENTS DELIVERED. Stockholder acknowledges receipt of copies of the following documents:

          a.   Merger Agreements and all exhibits thereto;

          b. Firstar's 1993 Annual Report (including Annual Report on Form 10-K for the year ended December 31, 1993);

          c. Notice of 1994 Annual Meeting of Stockholders and Proxy Statement dated April 21, 1994 of Firstar;

          d. Firstar's Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1994.

          7. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Investors, Stockholder and Firstar.

          8. ENTIRE AGREEMENT. This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreements and their related written agreements. This Agreement supersedes any agreements among Investors and its stockholders, concerning the acquisition, disposition or control of the stock of Investors, except the Investors Restricted Stock Award Agreements, the agreements relating to Investors Stock Options and the Investors Warrants.

          9. SEVERABILITY. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed


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with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

          10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          11. GOVERNING LAW. The validity, construction, enforcement and effect of this Agreement shall be governed by the internal laws of the State of Minnesota, except that the Delaware General Corporation Law shall apply as to matters arising under such law.

          12. HEADINGS. The headings for the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

          13. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Investors and Firstar, and their successors, and Stockholder and Stockholder's spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of Stockholder. This Agreement may be assigned by Firstar only to an affiliate of Firstar.

          14. TERMINATION. This Agreement shall terminate upon the earliest to occur of (1) the Effective Time or (2) the termination of the Reorganization Agreement pursuant to its terms.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           FIRSTAR CORPORATION


Attested by:                               By:
               _____________________          ________________________________
                                           Its:
Its:                                           _______________________________
    ________________________________
                                           STOCKHOLDER


                                           ___________________________________
                                           [Name]

_____________________________________
Shares of Investors Common
Stock owned
                                           ___________________________________
                                           [Spouse]
_____________________________________
Shares of Investors Common Stock that
Stockholder has a right to acquire:

_____________________________________

Pursuant to Investors Stock Options

_____________________________________

Pursuant to Investors Restricted
Stock Award Agreements


_____________________________________

Pursuant to Investors Warrants


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